Exhibit 99.1

April 29, 2015	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Announces First-quarter 2015 Financial Results

Declares Second-quarter Dividend;
Reaffirms 2015 Financial Guidance

TULSA, Okla. - Apr. 29, 2015 - ONE Gas, Inc. (NYSE: OGS) today announced financial results for its first quarter 2015, declared its quarterly dividend and reaffirmed its 2015 financial guidance.

Highlights include:

•	First-quarter 2015 net income was $60.4 million, or $1.13 per diluted share, compared with $59.1 million, or $1.13 per diluted share, in the first quarter 2014;

•	Actual heating degree days across the company’s service areas were 5,528 in the first quarter 2015, 4 percent colder than normal and 8 percent warmer than the same period last year; and

•
The board of directors declared a quarterly dividend of 30 cents per share, or $1.20 per share on an annualized basis, payable on June 1, 2015, to shareholders of record at the close of business on May 15, 2015.

“We continue our business strategy of investing in the safety and reliability of our systems,” said Pierce H. Norton II, president and chief executive officer. “Our first quarter results position us well to achieve our full-year 2015 guidance as we begin our second year as an independent company.”

FIRST-QUARTER 2015 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $109.0 million in the first quarter 2015, compared with $109.4 million in the first quarter 2014.

Net margin increased by $3.2 million compared with first quarter 2014, which primarily reflects:

•	An $8.7 million increase from new rates primarily in Oklahoma and Texas;

•	A $1.3 million increase attributed to residential customer growth primarily in Oklahoma;

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

•
A $2.5 million decrease in rider and surcharge recoveries due to a lower ad-valorem surcharge in Kansas and the expiration of the take-or-pay rider in Oklahoma, both of which were offset by lower amortization expense;

•	A $2.3 million decrease due to lower sales volumes, net of weather normalization, primarily from warmer weather in the first quarter 2015 compared with the first quarter 2014; and

•	A $1.0 million decrease due primarily to lower volumes from weather-sensitive transportation customers in Kansas and Oklahoma.

First-quarter 2015 operating costs were $122.4 million, compared with $118.9 million in the first quarter 2014, which primarily reflects:

•
A $4.2 million increase in employee-related expenses due primarily to $3.4 million in higher labor costs and $2.0 million in higher benefit costs resulting primarily from a change in the discount rate associated with pension and other post-retirement benefit plans, offset partially by a decrease of $1.2 million in lower share-based compensation;

•	A $2.1 million increase in information technology expenses;

•	A $1.5 million decrease in workers’ compensation expense; and

•	A $1.0 million decrease in costs due primarily to the separation from ONEOK, Inc. (NYSE: OKE) in 2014.

First-quarter 2015 depreciation and amortization was $31.6 million, compared with $31.5 million in the first quarter 2014. This increase was due to higher depreciation expense of $2.7 million from capital expenditures, offset primarily by lower rider and surcharge recoveries of $2.5 million from lower ad-valorem taxes in Kansas and the expiration of the take-or-pay rider in Oklahoma.

Capital expenditures were $54.9 million for the first quarter 2015, compared with $65.7 million in the first quarter 2014, due primarily to information technology assets acquired in 2014 due to the separation from ONEOK.

The company ended the first quarter 2015 with $142.5 million of cash and cash equivalents, no short-term borrowings and $1.0 million in letters of credit, leaving $699 million of credit available under its $700 million credit facility. The total debt-to-capitalization ratio at March 31, 2015, was approximately 40 percent.

> View earnings tables

Key Statistics: More detailed information is listed on page 11 in the tables.

•	Actual heating degree days across the company’s service areas were 5,528 in the first quarter 2015, 4 percent colder than normal and 8 percent warmer than the same period last year;

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

•	Actual heating degree days in the Oklahoma service area were 1,911 in the first quarter 2015, 6 percent colder than normal and 11 percent warmer than the same period last year;

•	Actual heating degree days in the Kansas service area were 2,515 in the first quarter 2015, relatively normal and 13 percent warmer than the same period last year;

•	Actual heating degree days in the Texas service area were 1,102 in the first quarter 2015, 11 percent colder than normal and 12 percent colder than the same period last year;

•	Residential natural gas sales volumes were 60.1 billion cubic feet (Bcf) in the first quarter 2015, down 5 percent compared with the same period last year;

•	Total natural gas sales volumes were 78.4 Bcf in the first quarter 2015, down 5 percent compared with the same period last year;

•	Natural gas transportation volumes were 60.8 Bcf in the first quarter 2015, down 9 percent compared with the same period last year; and

•	Total natural gas volumes delivered were 139.1 Bcf in the first quarter 2015, down 7 percent compared with the same period last year.

REGULATORY ACTIVITY

Oklahoma

As previously approved by the Oklahoma Corporation Commission (OCC) in 2014, Oklahoma Natural Gas will file a rate case with the OCC by August 2015 based on a test year consisting of the 12 months ended March 31, 2015.

Texas

Texas Gas Service filed requests for rate relief under the Gas Reliability Infrastructure Program (GRIP) statute with the City of Austin, Texas, and surrounding communities in February 2015, for approximately $3.7 million. If approved by the cities, new rates will become effective in May 2015.

GRIP is a capital-recovery mechanism that allows for a rate adjustment providing recovery of and a return on incremental capital investments made between rate cases.

In March 2015, Texas Gas Service filed under the El Paso Annual Rate Review (EPARR) requesting an increase in revenues of $9.4 million in the City of El Paso and surrounding incorporated cities. The filing included a request to include a payroll adjustment which would increase revenues by an additional $1.8 million, for a total increase in revenues of $11.2 million.

The EPARR provides for a review of Texas Gas Service’s revenue requirement based on an agreed to capital structure and return on equity in lieu of a filing under the GRIP statute with the City of El Paso.

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

In April 2015, Texas Gas Service filed with the Railroad Commission of Texas under the GRIP statute requesting an increase of $0.4 million in revenues for the unincorporated areas of the El Paso service area.

In the normal course of business, we have received approval for increases totaling $1.4 million in 2015 for rate relief under the GRIP and cost-of-service adjustments in other Texas jurisdictions to address investments in rate base and changes in cost of service.

2015 FINANCIAL GUIDANCE REAFFIRMED

ONE Gas reaffirmed its 2015 financial guidance, with net income expected to be in the range of $108 million to $118 million.

Capital expenditures are expected to be approximately $300 million in 2015. More than 70 percent of these expenditures are targeted for system integrity and replacement projects.

EARNINGS CONFERENCE CALL AND WEBCAST:

The ONE Gas executive management team will conduct a conference call on Thurs., Apr. 30, 2015, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 888-329-8889, pass code 6982838, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 6982838.

LINK TO EARNINGS TABLES:

http://www.onegas.com/~/media/OGS/Earnings/2015/OGS_Q1Earnings-Qq$30Mk.ashx
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ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol "OGS," and is included in the S&P MidCap 400 Index.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.
Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.
One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation, including the application of market rates by state and local agencies;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•	our ability to secure reliable, competitively priced and flexible natural gas supply;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all of our cash needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

•	our ability to purchase and sell assets at attractive prices and on other attractive terms;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	changes in law resulting from new federal or state energy legislation;

•	changes in environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism, including cyber attacks and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards and corporate governance;

•	our ability to attract and retain talented management and directors;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

•	declines in the market prices of debt and equity securities and resulting funding requirements for our defined benefit pension plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement;

•	our ability to operate effectively as a separate, publicly traded company; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010.
These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

ONE Gas, Inc.
STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2015	2014
	(Thousands of dollars, except per share amounts)
Revenues	$676,531	$766,178
Cost of natural gas	413,553	506,342
Net margin	262,978	259,836
Operating expenses
Operations and maintenance	106,561	103,499
Depreciation and amortization	31,630	31,460
General taxes	15,782	15,524
Total operating expenses	153,973	150,483
Operating income	109,005	109,353
Other income	813	633
Other expense	(454)	(1,148)
Interest expense	(11,169)	(12,950)
Income before income taxes	98,195	95,888
Income taxes	(37,814)	(36,812)
Net income	$60,381	$59,076

Earnings per share
Basic	$1.15	$1.13
Diluted	$1.13	$1.13

Average shares (thousands)
Basic	52,707	52,334
Diluted	53,446	52,512
Dividends declared per share of stock	$0.30	$—

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

ONE Gas, Inc.
BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2015	2014
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$4,904,206	$4,850,201
Accumulated depreciation and amortization	1,578,438	1,556,481
Net property, plant and equipment	3,325,768	3,293,720
Current assets
Cash and cash equivalents	142,502	11,943
Accounts receivable, net	308,850	326,749
Income tax receivable	5,590	43,800
Natural gas in storage	81,277	185,300
Regulatory assets	22,322	50,193
Other current assets	43,903	49,516
Total current assets	604,444	667,501
Goodwill and other assets
Regulatory assets	465,049	478,723
Goodwill	157,953	157,953
Other assets	52,274	51,313
Total goodwill and other assets	675,276	687,989
Total assets	$4,605,488	$4,649,210

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

ONE Gas, Inc.
BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2015	2014
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 52,590,112 shares at March 31, 2015; issued and outstanding 52,083,859 shares at December 31, 2014	$526	$521
Paid-in capital	1,759,934	1,758,796
Retained earnings	84,239	39,894
Accumulated other comprehensive income (loss)	(5,034)	(5,174)
Total equity	1,839,665	1,794,037
Long-term debt, excluding current maturities	1,201,310	1,201,311
Total equity and long-term debt	3,040,975	2,995,348
Current liabilities
Current maturities of long-term debt	6	6
Notes payable	—	42,000
Accounts payable	105,058	159,064
Accrued taxes other than income	47,859	44,742
Accrued liabilities	13,648	26,019
Customer deposits	60,856	60,003
Regulatory liabilities	54,252	32,467
Other current liabilities	18,324	28,132
Total current liabilities	300,003	392,433
Deferred credits and other liabilities
Deferred income taxes	897,458	894,585
Employee benefit obligations	286,654	287,779
Other deferred credits	80,398	79,065
Total deferred credits and other liabilities	1,264,510	1,261,429
Commitments and contingencies
Total liabilities and equity	$4,605,488	$4,649,210

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

ONE Gas, Inc.
STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2015	2014
	(Thousands of dollars)
Operating activities
Net income	$60,381	$59,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,630	31,460
Deferred income taxes	10,460	152
Share-based compensation expense	2,484	1,794
Provision for doubtful accounts	896	891
Changes in assets and liabilities:
Accounts receivable	17,003	(42,712)
Income tax receivable	38,210	—
Natural gas in storage	104,023	84,474
Asset removal costs	(8,168)	(8,107)
Accounts payable	(53,777)	6,091
Current income taxes payable	—	18,965
Accrued taxes other than income	3,117	24,125
Accrued liabilities	(12,371)	10,363
Customer deposits	853	1,424
Regulatory assets and liabilities	63,434	11,066
Other assets and liabilities	(17,085)	(16,964)
Cash provided by operating activities	241,090	182,098
Investing activities
Capital expenditures	(54,914)	(65,731)
Cash used in investing activities	(54,914)	(65,731)
Financing activities
Repayments on notes payable, net	(42,000)	—
Issuance of debt, net of discounts	—	1,199,994
Long-term debt financing costs	—	(10,903)
Cash payment to ONEOK upon separation	—	(1,130,000)
Issuance of common stock	2,156	17
Dividends paid	(15,773)	—
Cash provided by (used in) financing activities	(55,617)	59,108
Change in cash and cash equivalents	130,559	175,475
Cash and cash equivalents at beginning of period	11,943	3,171
Cash and cash equivalents at end of period	$142,502	$178,646

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ONE Gas Announces First-quarter 2015 Financial Results;
Declares Second-quarter Dividend; Reaffirms 2015 Financial Guidance

April 29, 2015

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2015	2014
	(Millions of dollars, except as noted)
Financial
Net margin	$263.0	$259.8
Operating costs	$122.4	$118.9
Depreciation and amortization	$31.6	$31.5
Operating income	$109.0	$109.4
Capital expenditures	$54.9	$65.7

Net margin on natural gas sales	$223.2	$218.4
Transportation revenues	$31.4	$32.5
Net margin, excluding other revenues	$254.6	$250.9

Volumes (Bcf)
Natural gas sales
Residential	60.1	63.4
Commercial and industrial	17.1	18.3
Wholesale and public authority	1.1	0.8
Total volumes sold	78.4	82.5
Transportation	60.8	67.0
Total volumes delivered	139.1	149.5

Average number of customers (in thousands)
Residential	1,980	1,974
Commercial and industrial	160	159
Wholesale and public authority	3	3
Transportation	12	12
Total customers	2,155	2,148

Heating Degree Days
Actual degree days	5,528	6,005
Normal degree days	5,299	5,302
Percent colder (warmer) than normal weather	4.3%	13.3%

Statistics by State
Oklahoma
Average number of customers (in thousands)	867	860
Actual degree days	1,911	2,142
Normal degree days	1,803	1,803
Percent colder (warmer) than normal weather	6.0%	18.8%

Kansas
Average number of customers (in thousands)	643	646
Actual degree days	2,515	2,879
Normal degree days	2,502	2,502
Percent colder (warmer) than normal weather	0.5%	15.1%

Texas
Average number of customers (in thousands)	645	642
Actual degree days	1,102	984
Normal degree days	994	997
Percent colder (warmer) than normal weather	10.9%	(1.3)%